SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

MILLENNIUM CAPITAL VENTURE HOLDINGS, LTD.

(Name of Registrant As Specified In Its Charter)

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[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

  Title of each class of securities to which transaction applies:
  Aggregate number of securities to which transaction applies:
  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule

  0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  Proposed maximum aggregate value of transaction:
  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  Amount Previously Paid: Not Applicable

  Form, Schedule or Registration Statement No.: Not Applicable

  Filing Party: Not Applicable

  Date Filed: Not Applicable

DEFINITIVE INFORMATION STATEMENT

MILLENNIUM CAPITAL VENTURE HOLDINGS LTD.

9348 Basile Routhier

MONTREAL, QUEBEC, CANADA H2M 1T8

Telephone: (514) 730-0555

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MILLENNIUM CAPITAL VENTURE HOLDINGS LTD.

a Delaware corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given of the time and place of an Annual Meeting of the Shareholders of Millennium Capital Venture Holdings Ltd. (the "Corporation"). Such meeting to be held at 10:00 Eastern Time on Monday, February 16, 2004, at the Sheraton Hotel, 2440 Autoroute des Laurentides, Laval, Quebec H7T 1X5 for the following purposes:

  To elect the Members of the Board of Directors for the ensuing year;

  To authorize the Board of Directors to appoint the Corporation's auditors for the fiscal year 2003 and set such auditors' remuneration.

Only shareholders of record as of the close of business on the 23rd day of January, 2004 will be entitled to vote at this Meeting. This Information Statement was first sent to the Corporation's shareholders on January 27, 2004

We are not asking you for a proxy and you are requested not to send us a proxy.

DATED AND MAILED at Montreal, Quebec this 23rd day of January 2004.

BY ORDER OF THE BOARD OF DIRECTORS OF

MILLENNIUM CAPITAL VENTURE HOLDINGS LTD.

/s/ MARIO DROLET

Mario Drolet

President

INFORMATION STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 16, 2004

This Information Statement is being first mailed on January 27, 2004, to the shareholders of Millennium Capital Venture Holdings Ltd., a Delaware corporation (the "Corporation"), by the Board of Directors for use at the Annual Meeting of Shareholders (the "Meeting") to be held at 10:00 o'clock in the morning Eastern Time on February 16, 2004, at the Sheraton Hotel, 2440 Autoroute des Laurentides, Laval, Quebec H7T 1X5 or at such other times and places to which the Meeting may be adjourned (the "Meeting Date").

The purpose of the Meeting is to consider and act upon (i) election of the Members of the Corporation's Board of Directors for the ensuing year; and (ii) to authorize the Board of Directors to appoint the Company's auditors for the fiscal year 2003.

RECORD DATE

The record date for determining the shareholders entitled to vote at the Meeting was the close of business on January 23, 2004 (the "Record Date"), at which time the Corporation had issued and outstanding 6,850,000 shares of Common stock, no par value ("Common Stock"). The shares of Common Stock constitute the only outstanding voting securities of the Corporation entitled to be voted at the Meeting.

NO DISSENTERS' RIGHT OF APPRAISAL

The Corporation's shareholders do not have dissenter's rights of appraisal in connection with any of the matters to be voted on by the shareholders at the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of January 23, 2004, regarding the beneficial ownership of the Corporation's common stock by each person known by the Corporation to be the beneficial owner of more than 5% of the outstanding common stock, by each of the Corporation's officers and directors, and by the officers and directors of the Corporation as a group. Information is also provided regarding beneficial ownership of common stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors have the right to exercise in the next 60 days) are exercised and additional shares of common stock are issued.
Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Bruno Desmarais 9348 Basile Routhier, Montreal Quebec H2M 1T8	5,000,000	73%

Common	Mario Drolet, President, Secretary/Treasurer and Member of the Board of Directors 228 Leduc Ste-Therese, Quebec J7E 2W5	0(1)	0%

Common	Nil LaPointe, Member of the Board of Directors 725 Chemin des Cervides St Sauveur des Monts, Quebec	214,097(2)	3.1%

Common	Andre St. Arnaud, Member of the Board of Directors 1025 Monte Lapierre St. Antoine sur Richelieu, Quebec	209,980(3)	3.1%

Common shares held by directors and officer as a group		424,077	6.2%

(1) Mr. Drolet has the option to purchase a total of 2,000,000 common shares from Mr. Desmarais at $0.175 per share.

(2) Includes 20,000 shares held in the name of Mr. LaPointe's minor daughter, Annie LaPointe and 20,000 shares held in the name of Mr. LaPointe's other minor daughter Marie Eve LaPointe.

(3) Includes 78,097 shares held in the name of Mr. St. Arnaud's minor son Christian St. Arnaud and 20,000 shares held in the name of Mr. St. Arnaud's other minor son, Sylvain St. Arnaud.

ELECTION OF DIRECTORS

The current Board of Directors has fixed the number of authorized directors at three. Thus, there are three directors to be elected for terms expiring at the Corporation's Annual Meeting of Shareholders in 2005 or until their successors have been elected and qualified. It is intended that the names of the persons indicated in the following table will be placed in nomination. Each of the nominees has indicated his willingness to serve as a member of the Board of Directors if elected; however, if any nominee becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, a substitute may be nominated and elected.

The nominees, each of whom have served as a Director of the Corporation during 2003 or during 2004 to the date of this Information Statement, are as follows:
Name	Age	Title and Position Held
Mario Drolet	42	President/Secretary/Treasurer, Member of the Board of Directors of Millennium & President of Mada Multimedia Inc., a wholly owned subsidiary of Millennium.
Nil LaPointe	50	Member of the Board of Directors
Andre St. Arnaud	50	Member of the Board of Directors

APPOINTMENT OF INDEPENDENT AUDITORS

Our board has is seeking a new audit firm and is requesting shareholder authorization to select the firm as independent auditors for the 2003 fiscal year and to set their remuneration. As of the date of this Information Statement, the Corporation has not retained a new auditing firm nor has it located one that it wishes to retain. The Corporation intends to retain a new auditing firm in time to allow it to conduct an audit of the Corporation's fiscal year 2003 financial statements in a timely manner with regards to the Corporation's requirements to file an annual report with the SEC and provide a copy of such report to its shareholders. Grant Thornton LLP has acted as the Corporation's independent auditors since 2002. We do not expect a representative of Grant Thornton to attend the annual meeting

Summarized below is the aggregate amount of professional fees billed by Grant Thornton with respect to fiscal year 2002:

Audit Fees:	$ 5,000.00
Financial information systems design and implementation fees:	$ -0-
All other fees	$ 6,650.00
Total	$11,650.00*

*$5,000.00 of these fees are estimated as the Corporation is awaiting final billing for the year end audit. This amount includes fees for the review of the quarterly reports for March, June and September, 2002.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES OF THE CORPORATION AND ITS SUBSIDIARIES:

Mario Drolet has worked for Resources Pro-Veinor, as Vice President, Investor Relations since August 29, 2003. He worked for Enigma Communications as a financial communications consultant from September 2002 to January 2003. His duties were to find new listed companies to use Enigma's financial communications services to create an audience for the listed companies and increase shareholder awareness. On June 10, 2003, Mr. Drolet was named the President and Secretary Treasurer of Millennium and a member of its Board of Directors. Mr. Drolet has been the President of Mada since its inception on December 11, 1997. From April 2002 to September 2002, Mr. Drolet worked with Paradox as a financial communications consultant, his main responsibility was to find small cap companies interest in promotional services, conducting road shows for clients and introducing the company to new clients. From October 2000 to March 2001, Mr. Drolet was an independent trader at The Jitney Group. From April 2001 to October 2001, Mr. Drolet served as a consultant for Paradox Public Relations, with the principal responsibility of developing Paradox's investor relations program to offer to small cap companies requiring investor relations services. From January 2000 to October 2000, Mr. Drolet was the Training Director for The Jitney Group. His responsibilities included training traders and developing training courses for staff. From 1993 to December, 1998, Mr. Drolet was a Chief-Trader for CIBC World Markets, Montreal. Mr. Drolet earned a degree in Political Science from the University of Montreal. Currently, Mr. Drolet is not registered in Canada, the US or in Europe as a broker-dealer and he is not licensed to trade in securities for the accounts of others. Mr. Drolet has spent many years teaching various courses on the stock market to brokers and financial planners in the Province of Quebec. Mr. Drolet has devoted between 10 and 20 hours per week to Mada since 1997 while he has been employed by other employers for whom he devotes 35 hours per week. During those periods where Mr. Drolet has not had outside employment he has devoted 40 hours per week to Mada. At present, Mr. Drolet devotes 10 to 20 hours per week to Mada and only devotes such time to Millennium as may be required to review filings. Upon Millennium receiving funding of $500,000, Mr. Drolet may devote full time to the operations of Millennium and Mada.

Nil LaPointe, 50, has been a self-employed financial services consultant from December 1999 to present. From May 1996 to September 1999, Mr. LaPointe was a broker with Placement Fiscale et Financier Laurentienne. Mr. LaPointe presently lives in Montreal, Quebec. He holds a B.A. in Agriculture from Laval University.

Andre Arnaud, 50, since July 1992 has been a supervisor with Industriotec, which is a company that designs, builds and installs plumbing and electrical devices. Previously, Mr. Arnaud was a trader with the Montreal Stock Exchange. Mr. Arnaud resides in Montreal, Quebec.

  The Board of Directors of Millennium Capital Venture Holdings Inc. presently does not have a standing audit, nominating or compensation committee. The functions customarily attributable to such committees are performed by the Board of Directors as a whole.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The following represents each person who did not file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years:
Name	Reporting Person	Form 3/# of transactions	Form 4/# of transactions	Form5/# of transactions
Mario Drolet	President and Member of the Board of Directors	1	0	0
Nil LaPointe	Member of the Board of Directors	1	0	0
Andre St. Arnaud	Member of the Board of Directors	1	0	0

MEETINGS AND COMMITTES OF THE BOARD OF DIRECTORS

The business of the Corporation is managed under the direction of the Board of Directors. The Board of Directors meets on a regular basis to review significant developments affecting the Corporation and to act on matters requiring Board approval. All matters that require Board approval are acted on by unanimous written consent of the Board. The Board of Directors acted by unanimous consent 13 times during 2003. During 2003, all of the directors participated in 100% of all Board meetings held during the period for which they were a director.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following summary compensation table sets forth certain information regarding the compensation paid during each of the Corporation's last three fiscal years to the Corporation's President. No other executive officer's total annual salary and bonus exceeded $100,000.00 during such years and thus no information regarding any other officers' compensation is required to be disclosed herein for the periods indicated.

SUMMARY COMPENSATION TABLE
ANNUAL COMPENSATION					LONG TERM COMPENSATION
					AWARDS		PAYOUTS
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen-sation	Restricted Stock Awards	Securities Under-lying Options/ SARS	LTIP Pay-outs	All Other Compen-sation
Mario Drolet President	2003		$-0-	-0-	-0-	-0-	-0-	-0-
Bruno Desmarais President	2002	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Bruno Desmarais President	2001	-0-	-0-	-0-	-0-	-0-	-0-	-0-

The Corporation does not pay non-officer directors for their services as such, nor does it pay any director's fees for attendance at meetings. Directors are reimbursed for any expenses incurred by them in their performance as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 On June 2, 2000, Millennium issued to 5,000,000 shares of its common stock to DotCom Internet Ventures Ltd. in exchange for services rendered to Millennium valued at $500. Mr. Tay, who at that time was the president and sole director of Millennium, was the sole director and controlling shareholder of DotCom Internet Ventures Ltd. Due to such relationships, DotCom Internet Ventures and Mr. Tay are regarded as founders of Millennium. The services rendered to Millennium by DotCom Internet Ventures consisted of the incorporation, organization and formation of Millennium.

Since becoming Millennium's major shareholder in June 2001, Mr. Bruno Desmarais has loaned an aggregate of $7,010 to Millennium, which is carried on Millennium's financial statements as a shareholder's loan. This loan has been made without the execution of any loan agreement or other document and currently has no repayment terms or terms regarding accrual of interest. This loan is also unsecured.

On April 22, 2003, Millennium's President and sole member of the Board of Directors, Mr. Bruno Desmarais, loaned to Millennium $1,000 to close the acquisition of Mada Multimedia. This amount is included in the loan description in the immediately preceding paragraph.

Option/SAR Grants During the Most Recently Completed Financial Year.
NAME OF OPTIONEE	SECURITIES UNDER OPTIONS/SARS GRANTED (#)	% OF TOTAL OPTIONS/SARS GRANTED IN FINANCIAL YEAR	EXERCISE OR BASE PRICE ($/SECURITY)
N/A	-0-	-0-	-0-

Aggregated Option/SAR Exercises During The Most Recently Completed Financial Year and Financial Year-End Option/SAR Values.
NAME OF OPTIONEE	SECURITIES ACQUIRED ON EXERCISE (#)	AGGREGATE VALUE REALIZED ($)	UNEXERCISED OPTIONS/SAR FINANCIAL YEAR END (#) EXERCISABLE/ UNEXERCIABLE

	Nil	Nil

	Nil	Nil

No stock options were exercised by directors, officers, employees and consultants during the years ended December 31, 2002 and 2001. No pension plan or retirement benefit plans have been put in place by the Corporation to date.

QUORUM AND VOTING

In an election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election, are elected to the Board of Directors of the Corporation (the "Board of Directors"), provided a quorum is present. Votes may be cast or withheld with respect to the Proposal to elect three members of the Board of Directors for terms expiring at the Corporation's Annual Meeting of Shareholders in 2004. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such Proposal and, therefore, will not affect the outcome of the vote on such Proposal.

Record holders of our Common Stock may cast one vote for each director nominated for office and one vote for each other Proposal for each share held of record at the close of business on January 23, 2004.

Approval of the matters before the meeting requires the affirmative vote of a majority of the votes cast by shareholders present at the meeting in person or by proxy.

OTHER BUSINESS

We do not know of any other item of business that may come before the meeting, except a motion to adjourn. If at the meeting a sufficient number of votes are not cast to adopt one or more of the items proposed for adoption, the persons named in the accompanying form of proxy may vote to adjourn the meeting to another specific date and time.

SHAREHOLDERS PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Corporation consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be considered for inclusion in the Proxy Statement and Proxy or Information Statement for the 2005 Annual Meeting of Shareholders, such proposals must be received by the Corporation no later than September 29, 2004. Such proposals should be directed to Millennium Capital Venture Holdings Inc., 1530 9th Avenue, S.E., Calgary, Alberta T2G 0T7, to the Attention of: Mr. W. Scott Lawler.